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                                                                    EXHIBIT 1.1


                                7,200,000 SHARES


                      MARTHA STEWART LIVING OMNIMEDIA, INC.

                       CLASS A COMMON STOCK $.01 PAR VALUE




                             UNDERWRITING AGREEMENT




October __, 1999
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                                        October __, 1999


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette
     Securities Corporation
Banc of America Securities LLC
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
Bear, Stearns International Limited
Donaldson, Lufkin & Jenrette International
Bank of America International Limited
c/o  Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

         Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) 7,200,000 shares of its Class A Common Stock, $.01 par value (the "FIRM SHARES").

         The Company is a recently organized Delaware corporation. On or shortly prior to the Closing Date (as defined herein), the Company will merge with Martha Stewart Living Omnimedia LLC (the "LLC") and succeed to all of the business and operations of the LLC pursuant to the terms and conditions of the merger agreement (the "MERGER AGREEMENT") dated as of October __, 1999 between the Company and the LLC (the "MERGER"). The Merger will occur prior to the closing of the sale of the Firm Shares to the Underwriters. The Company and the LLC are collectively referred to herein as the "MSLO COMPANIES".
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         It is understood that, subject to the conditions hereinafter stated,
5,760,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,440,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns, & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Banc of America Securities LLC shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Merrill Lynch International, Bear, Stearns International Limited, Donaldson, Lufkin & Jenrette International and Bank of America International Limited shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS".

         The Company also proposes to issue and sell to the several U.S. Underwriters an aggregate of not more than an additional 1,080,000 shares of the Company's Class A Common Stock, $.01 par value (the "ADDITIONAL SHARES"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Class A Common Stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement


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at the time of effectiveness pursuant to Rule 430A under the Securities Act of
1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. All references to "SUBSIDIARY" or "SUBSIDIARIES" are to Martha Stewart, Inc., except as otherwise set forth herein.

           1. Representations and Warranties. The MSLO Companies jointly and severally represent and warrant to and agree with each of the Underwriters that:

                  (a) The Registration Statement (other than any Rule 462 Registration Statement to be filed by the Company after the effectiveness of this Agreement) has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) The Registration Statement (other than any Rule 462 Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462 Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to either of the MSLO Companies in writing by such Underwriter through you expressly for use therein.



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                  (c) The Company has been duly incorporated, is validly
         existing as a corporation in good standing under the laws of the State of Delaware, and after giving effect to the Merger will (i) have the corporate power and authority to own its property and to conduct its business as described in the Prospectus, (ii) be duly qualified to transact business and (iii) be in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole, after giving effect to the Merger.

                  (d) The LLC has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the requisite power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and if applicable, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the LLC and its subsidiary, taken as a whole, or, after giving effect to the Merger, the Company and its subsidiary, taken as a whole.

                  (e) This Agreement has been duly authorized, executed and delivered by each of the MSLO Companies and is a valid and binding agreement of each of the MSLO Companies; and the Merger Agreement has been duly authorized, executed and delivered by each of the MSLO Companies and is a valid and binding agreement of each of the MSLO Companies.

                  (f) The authorized capital stock of the Company following the Merger conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and, except for the rights relating to the shares of Common Stock owned by Time Publishing Ventures, Inc. described in the Prospectus or the Fourth Amended and Restated Limited Liability Company Agreement of the LLC (the "LLC AGREEMENT"), non-assessable.

                  (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and


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         the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (i) The membership interests of the LLC have been duly authorized and are validly issued, fully paid and non-assessable.

                  (j) The execution and delivery by each of the MSLO Companies of, and the performance by each of the MSLO Companies of their respective obligations under, this Agreement and the Merger Agreement will not contravene any provision of applicable law or the certificate of formation of the LLC or the LLC Agreement, the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon either of the MSLO Companies or any of their subsidiaries that is material to the LLC and its subsidiary, taken as a whole, and after giving effect to the Merger, the Company and its subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over either of the MSLO Companies or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by either of the MSLO Companies of their respective obligations under this Agreement or the Merger Agreement, except (i) such as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (ii) registration under the Act, approval of the National Association of Securities Dealers, Inc. (the "NASD") and the New York Stock Exchange (the "NYSE") approval for listing, all of which shall have been obtained by the Closing Date.

                  (k) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of either of the LLC and its subsidiary, taken as a whole, or, after giving effect to the Merger, the Company and its subsidiary, taken as a whole.

                  (l) There are no legal or governmental proceedings pending or, to the knowledge of the respective MSLO Companies, threatened to which either of the MSLO Companies or any of their subsidiaries is a party or to which any of the properties of either of the MSLO Companies or any of their subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any


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         statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (n) As of the date hereof, the LLC is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (o) The Company, after giving effect to the Merger, the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (p) Each of the MSLO Companies and their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the LLC and its subsidiary, taken as a whole, or after giving effect to the Merger, on the Company and its subsidiary, taken as a whole.

                  (q) There are no costs or liabilities arising out of any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the LLC and its subsidiary, taken as a


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         whole, or after giving effect to the Merger, on the Company and its subsidiary, taken as a whole.

                  (r) Except as described in the Prospectus or attached as an exhibit to the Registration Statement, there are no, and after giving effect to the Merger there will not be any, contracts, agreements or understandings between either of the MSLO Companies and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (s) Each of the MSLO Companies has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (t) The LLC and its subsidiary own or possess, or can acquire on reasonable terms or have adequate license or other rights to use, and after giving effect to the Merger, the Company and its subsidiary will own or possess, will be able to acquire on reasonable terms or will have adequate licenses or other rights to use all material licenses, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither of the MSLO Companies nor any of their subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the LLC and its subsidiary, taken as a whole, or after giving effect to the Merger, the Company and its subsidiary, taken as a whole.

                  (u) The LLC and its subsidiary maintain, and after giving effect to the Merger, the Company and its subsidiary will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.




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                  (v) Each of the MSLO Companies has reviewed their operations and that of their subsidiaries to evaluate the extent to which the business or operations of the MSLO Companies or any of their subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the MSLO Companies and their subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) each of the MSLO Companies has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the Company and its subsidiary, taken as a whole, after giving effect to the Merger, or result in any material loss or interference with the business or operations of the Company and its subsidiary, taken as a whole, after giving effect to the Merger; and (ii) each of the MSLO Companies has no reason to believe that the suppliers, vendors, customers or other material third parties directly used or served by the LLC and its subsidiary, and to be used or served after the Merger by the Company and its subsidiary, are not addressing or will not address the Year 2000 Problem in a timely manner, such that failure to address the Year 2000 Problem by any such supplier, vendor, customer or material third party would have a material adverse effect on the Company and its subsidiary, taken as a whole, after giving effect to the Merger.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$_____ a share ("PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,080,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each


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U.S. Underwriter agrees, severally and not jointly, to purchase the number of
Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file a registration statement other than a registration statement on Form S-8 covering the shares of Common Stock issuable pursuant to, or subject to outstanding options or options to be issued under, the Company's employee benefit or stock option plans. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the granting of options to officers, directors, employees or consultants, provided that these options are not generally exercisable prior to the period ending 180 days after the date of the Prospectus, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding (1) on the date hereof or (2) as of the Closing Date pursuant to the Company's Employee Stock Purchase Plan, the Phantom Stock Plan, the 1999 Stock Incentive Plan or the Non-Employee Director Stock and Option Compensation Plan, of which the Underwriters have been advised in writing, (D) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (E) the completion of the Company's call of the equity interest of Time Publishing Ventures, Inc. pursuant to the LLC Agreement, (F) the exchange of shares of Class B common stock for shares of Class A common stock of the Company pursuant to the Company's certificate of incorporation and (G) the sale or other transfer of any shares of Common Stock by the Company to any associate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") if such associate agrees to be bound by this Agreement.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become


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effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

         4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October __, 1999, or at such other time on the same or such other date, not later than October __, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than November __, 1999, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than _________ (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:




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                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Merger shall have been consummated and the Company shall have succeeded to all of the assets and liabilities of the LLC on the terms set forth in the Merger Agreement.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and


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
                  authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iii) the shares of Common Stock outstanding prior to
                  the issuance of the Shares have been duly authorized and are validly issued, fully paid and, except for the rights relating to the shares of Common Stock owned by Time Publishing Ventures Inc. described in the Prospectus or the LLC Agreement, non-assessable;

                           (iv) the Shares have been duly authorized and, when
                  issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or, except as described in the Prospectus, similar rights arising by operation of law, under the certificate of incorporation or bylaws of the Company, and any agreement known to such counsel to which the Company or its subsidiary is a party;

                           (v) this Agreement has been duly authorized, executed
                  and delivered by each of the MSLO Companies; the Merger Agreement has been duly authorized, executed and delivered by each of the MSLO Companies and the Merger has been consummated in accordance with the terms of the Merger Agreement and applicable law;

                           (vi) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not (A) contravene any provision of the Subject Laws (as defined below) or the certificate of incorporation or by-laws of the Company or any agreement or other instrument known to such counsel and which is binding upon the Company or its subsidiary that is, after giving effect to the Merger, material to the Company and its subsidiary, taken as a whole, or to the knowledge of such counsel, but without having performed a docket search, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiary, and (B) with respect to the Subject Laws, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters as to which no opinion is expressed, which in the case of clauses (A) or (B) would individually or in the aggregate, after giving effect to the Merger, have a material adverse effect on the Company and its subsidiary, taken as a whole, or impair the consummation of the transactions contemplated hereby. "SUBJECT LAWS" means (W) the laws of the state of New York, (X) the general corporation law of the State of Delaware, (Y) the limited liability company act of the State of Delaware, and (Z) the federal laws of the United States normally applicable, in the experience of such counsel, to transactions of the type contemplated by this Agreement;

                           (vii) the execution and delivery by the LLC of, and
                  the performance by the LLC of its obligations under, this Agreement will not (A) contravene any provision of the Subject Laws or the certificate of formation or LLC Agreement of the LLC or any agreement or other instrument known to such counsel and which is binding upon the LLC or its subsidiary that is material to the LLC and its subsidiary, taken as a whole, or, to the knowledge of such counsel, but without having performed a docket search, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the LLC or any subsidiary, and (B) with respect to the Subject Laws, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the LLC of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters as to which no opinion is expressed, which in the case of clauses (A) or (B) would individually or in the aggregate have a material adverse effect on the LLC and its subsidiary, taken as a whole or impair the consummation of the transactions contemplated hereby;

                           (viii) the statements (A) in the Prospectus under the
                  captions "Management -- Executive Employment Agreements," "Certain Relationships and Related Transactions," "Description of Capital Stock" and "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for by applicable law with respect to such legal matters, documents and proceedings;

                           (ix) after due inquiry, but without having performed
                  a docket search or other independent investigation, such counsel does not know of any legal or governmental proceedings pending or threatened to which, after giving effect to the Merger, the Company or its subsidiary is a party or to which, after giving effect to the Merger, any of the properties of the Company or its subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as required;

                           (x) the Company is not and, after giving effect to
                  the Merger, the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                           (xi) such counsel has participated in conferences
                  with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of and counsel to the Underwriters, all of whom participated in the preparation of the Registration Statement and the Prospectus, at which conferences the contents of the Registration Statement and Prospectus were discussed, and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, and has not otherwise verified or made independent investigation thereof, no facts have come to its attention during the course of such participation (relying as to materiality and for an explanation of technical terms to an extent such counsel deems appropriate upon the factual statements of officers and other representatives of the Company) which leads such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and supporting notes and schedules and other financial and statistical data included therein as to which such counsel does not express any belief) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) (x) the Registration

                  Statement and the prospectus included therein (except for financial statements and supporting notes and schedules and other financial and statistical data included therein as to which such counsel does not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) the Prospectus (except as stated) as of its date and as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Gregory R. Blatt, general counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company is duly qualified to transact
                  business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole;

                           (ii) the Company and its subsidiary own or possess,
                  or can acquire on reasonable terms, all material licenses, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor its subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiary, taken as a whole;

                           (iii) the statements in the Prospectus under the
                  caption "Business -- Intellectual Property" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for by applicable law with respect to such legal matters, documents and proceedings; and

                           (iv) such counsel does not know of any contracts that
                  are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(iv), 6(d)(v) (but only as to this Agreement) and 6(d)(xi) above. Davis Polk & Wardwell's opinion will also state that the statements in the Prospectus under the captions "Description of Capital Stock" and "Underwriters," insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present in all material respects the information called for by applicable law with respect to such legal matters and documents.

         With respect to Section 6(d)(xi) above, Wachtell, Lipton, Rosen & Katz and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

         The opinions of Wachtell, Lipton, Rosen & Katz described in Section 6(d) and of Gregory R. Blatt described in Section 6(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the

Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other documents customarily required by the Underwriters in such transactions.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge 6 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the

Company in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares sold by the Company to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the

Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability otherwise covered by this Section by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) would be applicable but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under the applicable paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of a breach by the Company of any of the terms of this Agreement that results in a failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (unless such inability results from a breach by the Underwriters of any of the terms of this Agreement), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                   Very truly yours,

                                   MARTHA STEWART LIVING
                                   OMNIMEDIA, INC.


                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   MARTHA STEWART LIVING
                                   OMNIMEDIA LLC


                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title

Accepted as of the date hereof

MORGAN STANLEY & CO.
      INCORPORATED
MERRILL LYNCH, PIERCE, FENNER &
      SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
BANC OF AMERICA SECURITIES LLC

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule
      I hereto.

By:   Morgan Stanley & Co. Incorporated


By:
     ----------------------------------------
     Name:
     Title:

MORGAN STANLEY & CO.
      INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL
      LIMITED
DONALDSON, LUFKIN & JENRETTE
      INTERNATIONAL
BANK OF AMERICA INTERNATIONAL
      LIMITED
Acting severally on behalf of themselves and the several International Underwriters named in
      Schedule II hereto.

By:   Morgan Stanley & Co. International Limited


By:
     ----------------------------------------
     Name:
     Title:

                                                                      SCHEDULE I


                                U.S. UNDERWRITERS


                                                                      NUMBER OF FIRM SHARES
                         UNDERWRITER                                     TO BE PURCHASED
                         -----------                                     ---------------
Morgan Stanley & Co. Incorporated.............................
Merrill Lynch, Pierce, Fenner & Smith
Incorporated..................................................

Bear, Stearns & Co. Inc.......................................

Donaldson, Lufkin & Jenrette
Securities Corporation........................................

Banc of America Securities LLC................................
                                                                            ---------
      Total U.S. Firm Shares..................................              5,760,000
                                                                            =========

                                                                     SCHEDULE II


                           INTERNATIONAL UNDERWRITERS


                                                                      NUMBER OF FIRM SHARES
                         UNDERWRITER                                     TO BE PURCHASED
                         -----------                                     ---------------
Morgan Stanley & Co. International Limited....................
Merrill Lynch International...................................

Bear, Stearns International Limited...........................

Donaldson, Lufkin & Jenrette International....................

Bank of America International Limited.........................
                                                                            ---------
      Total International Firm Shares.........................              1,440,000
                                                                            =========

                                                                       EXHIBIT A


                            [FORM OF LOCK-UP LETTER]


                                        ____________, 1999


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette
     Securities Corporation
Banc of America Securities LLC
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
Bear, Stearns International Limited
Donaldson, Lufkin & Jenrette International
Bank of America International Limited
c/o  Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England


Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of 7,200,000 shares (the "SHARES") of the Class A Common Stock, $.01 par value, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (c) the completion of the Company's call of the equity interest of Time Publishing Ventures, Inc. pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Martha Stewart Living Omnimedia LLC, (d) the exchange of shares of Class B Common Stock for shares of Class A Common Stock of the Company pursuant to the Company's certificate of incorporation, (e) the exercise of options received pursuant to the Company's stock and incentive plans or (f) the sale or other transfer of any shares of Common Stock to an associate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) if such associate agrees to be bound by this letter agreement.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                        Very truly yours,




                                        ----------------------------------------
                                        Name


                                        ----------------------------------------
                                        Address



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